EXHIBIT 99.1

                                ANDRX CORPORATION
              ANNUAL MEETING OF STOCKHOLDERS _______________, 2000
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                                ANDRX CORPORATION

         The undersigned hereby appoints Alan P. Cohen and Elliot F. Hahn, Ph.D., as Proxies, each with full power to appoint a substitute, to represent and to vote, with all the powers the undersigned would have if personally present, all the shares of common stock, $.001 par value per share, of Andrx Corporation held of record by the undersigned on _________, 2000 at the Annual Meeting of Stockholders to be held on ____________, 2000 or any adjournment or adjournments thereof.

         PROPOSAL 1. Approval of proposal to adopt an agreement and plan of merger and reorganization under which:

         o Andrx and Cybear, Inc. will each merge with a separate subsidiary of Andrx Corporation, a Delaware corporation newly formed by us for this purpose,

         o Each outstanding share of our existing common stock will be converted into one share of Andrx Corporation's Andrx Group Common Stock and .1493 of a share of Andrx Corporation's Cybear Group Common Stock, and

         o Each outstanding share of Cybear's common stock will be converted into one share of Andrx Corporation's Cybear Group Common Stock.

                  FOR [ ]           AGAINST [ ]               ABSTAIN [ ]

         PROPOSAL 2.

         [ ] FOR ALL THE NOMINEES LISTED BELOW [ ] WITHHOLD AUTHORITY (except as marked to the contrary below) to vote for all nominees listed below

                  Chih-Ming J. Chen, Ph.D.
                  Irwin C. Gerson
                  Michael A. Schwartz, Ph.D.

         (INSTRUCTIONS: To withhold authority for any individual nominees, write that nominee's name in the space below.)


         PROPOSAL 3.  Approval of proposal to adopt the 2000 Stock Option Plan

                  FOR [ ]  AGAINST [ ]      ABSTAIN [ ]

         PROPOSAL 4. To ratify the selection of Arthur Andersen LLP as independent certified public accountants for Andrx Corporation for the fiscal year ending December 31, 2000.

                  FOR [ ]  AGAINST [ ]      ABSTAIN [ ]

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         In their discretion, the Proxies are authorized to vote upon other business as may come before the meeting.

         This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the Proxy will be voted FOR Proposals 1, 2, 3 and 4.

                                 Dated: _________________________ , 2000

                                 _______________________________________
                                                   (Signature)

                                 _______________________________________
                                                   (Signature)

                                 PLEASE SIGN HERE

                                 Please date this proxy and sign your name exactly as it appears hereon.

                                 Where there is more than one owner, each should sign. When signing as an agent, attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer who should indicate his office.

      PLEASE DATE, SIGN, AND MAIL THIS PROXY CARD IN THE ENCLOSED ENVELOPE.
             NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.